Exhibit 3.2

BYLAWS
OF
BAKER HUGHES INCORPORATED

Restated as of
April 28, 2005

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Exhibit 3.2

BYLAWS
OF
BAKER HUGHES INCORPORATED

ARTICLE I

Offices

          Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

          Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

          Section 2. Annual Meetings of Stockholders. An annual meeting of stockholders shall be held at such date and time as may be determined from time to time by resolution adopted by the Board of Directors, for the purpose of electing the directors of the Corporation, and transacting such other business as may properly be brought before the meeting.

          Section 3. Quorum; Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, without regard to class or series, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

          Section 4. Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy authorized by an instrument in writing or by a transmission, including by telephone and electronic transmission, permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof.

          Section 5. Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 6. Notice of Stockholders’ Meetings. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in, and subject to the provisions of, Section 232 of the Delaware General Corporation Law, as amended.

          Section 7. Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice to such person of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

          Section 8. Maintenance and Inspection of Stockholder List. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, in the manner provided by law. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine such list or to vote at any meetings of stockholders.

          Section 9. Stockholder Action by Written Consent Without a Meeting. No action shall be taken by stockholders except at an annual or special meeting of stockholders, and stockholders may not act by written consent.

          Section 10. Inspectors of Election. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill such vacancy.

The duties of these inspectors shall be as follows:

(a) To ascertain the number of shares outstanding and the voting power of each;

(b) To determine the shares represented at a meeting and the validity of proxies and ballots;

(c) To count all votes and ballots;

(d) To determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) To certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

          Section 11. Procedure for Stockholders’ Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, or in his absence, by the Chief Executive Officer, the President or by any Vice President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in his absence, any person appointed by the chairman, shall act as secretary of all meetings of the stockholders.

          Section 12. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting. The chairman shall also determine the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

          Section 13. Procedures for Bringing Business before an Annual Meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the stockholders except in accordance with the procedures set forth in this Section 13; provided, however, that nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures.

          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days in advance of the first annual anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will convene or reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such meeting unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and their reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholders, and (iv) any material interest of the stockholder in such business.

          The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 14, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section 14. Procedures for Nominating Directors. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 14 shall be eligible for election as directors of the Corporation.

          Nominations of persons for election to the Board of Directors of the Corporation may be made at the annual meeting of stockholders only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 14. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days, nor more than 150 days, in advance of the first annual anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will convene or reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such meeting other than pursuant to a notice that was timely for the meeting on the date originally scheduled. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

          Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 14 of this Article II. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the second paragraph of Section 14 of this Article II shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 15, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE III

Directors

          Section 1. Number and Qualification of Directors. The Board of Directors shall consist of 11 directors. No officer of the Corporation may serve on a board of directors of any company having a present or retired employee on the Corporation’s Board of Directors. No person associated with an organization whose services are contracted by the Corporation shall serve on the Corporation’s Board of Directors; provided, however, that a majority of the members of the whole Board may waive this prohibition if the Board in its judgment determines that such waiver would be in the best interest of the Corporation. The term “Whole Board”, where used in these Bylaws, refers to the 11 directors constituting the Board of Directors.

          Section 2. Election and Term of Office. Each Director shall be elected for a term of one year and shall hold office until such director’s successor is elected and qualified or until his earlier death, retirement, resignation or removal.

          Section 3. Resignation and Removal of Directors. No person who is concurrently a director and an employee of the Corporation shall be qualified to serve as a director of the Corporation from and after the time of any diminution in such person’s duties or responsibilities as an officer, the time they leave the employ of the Corporation for any reason or their 72nd birthday; provided, however, that if any such person resigns from the Board of Directors upon such event, such person shall thereafter be deemed qualified to serve as a director of the Corporation for so long as such person is otherwise qualified to so serve pursuant to the following sentence. No person shall be qualified to serve as a director of the corporation on or after the date of the annual meeting of stockholders following: (i) his 72nd birthday or (ii) any fiscal year in which he has failed to attend at least 66% of the meetings of the Board of Directors and any committees of the Board of Directors on which such director serves, provided that such a person shall be deemed to be qualified to serve as a director if so determined by a majority of the members of the Whole Board (excluding the director whose resignation would otherwise be required) if the Board in its judgment determines that such waiver would be in the best interest of the Corporation. Any director may be removed with or without cause by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. The Board of Directors may not remove any director with or without cause, and no recommendation by the Board of Directors that a director be removed with or without cause may be made to the stockholders except by the affirmative vote of not less than 75% of the members of the Whole Board.

          Section 4. Vacancies. Except as otherwise provided by statute or the Certificate of Incorporation, (i) in the case of any increase in the number of directors, such additional director or directors shall be elected by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or (ii) in the case of any vacancy in the Board of Directors, however created, the vacancy or vacancies shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Notwithstanding the preceding sentence of this Article III, Section 4, if, by the affirmative vote of a majority of the directors then in office the Board determines that a newly created directorship or vacancy should be filled by the stockholders, the stockholders shall elect a nominee to fill such newly created directorship or vacancy. In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled as provided herein. Directors so chosen or elected shall hold office until the annual meeting next following his election or until his successor is elected and qualified or until his earlier death, retirement, resignation or removal.

          In the event of any decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his current term, or his prior death, retirement, resignation or removal.

          Section 5. Powers. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 6. Place of Directors’ Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside the State of Delaware.

          Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Except as otherwise provided by statute, any business may be transacted at any regular meeting of the Board of Directors.

          Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on at least 24 hours’ notice, or such shorter period as the person calling deems appropriate, to each director. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of a majority of the total number of directors.

          Section 9. Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

          Section 10. Action Without Meeting. Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

          Section 11. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          Section 12. Meetings and Action of Committees. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall, by resolution passed by a majority of the Whole Board, designate one member of each committee as chairman of such committee. Each such chairman shall hold such office for a period not in excess of five years, and shall upon surrender of such chairmanship resign from membership on such committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law (other than the election of directors) to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

          Section 13. Special Meetings of Committees. Special meetings of committees may be called by the Chairman of such committee, the Chairman of the Board or the Chief Executive Officer, on at least 24 hours’ notice, or such shorter period as the person calling deems appropriate, to each member. Alternate members shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules of the government of any committee not inconsistent with the provisions of these Bylaws. If a committee is comprised of an odd number of members, a quorum shall consist of a majority of that number. If the committee is comprised of an even number of members, a quorum shall consist of 1/2 of that number. If a committee is comprised of two members, a quorum shall consist of both members; all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all the members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be electronic form if the minutes are maintained in electronic form.

          Section 14. Minutes of Committee Meetings. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

          Section 15. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 16. Indemnification. (a) The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer or employee of the Corporation or any of its direct or indirect wholly owned subsidiaries or, while a director, officer or employee of the Corporation or any of its direct or indirect wholly owned subsidiaries, is or was serving at the request of the Corporation or any of its direct or indirect wholly owned subsidiaries, as a director, officer or employee, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law; provided that the Corporation shall not be obligated to indemnify any such person against any such action, suit or proceeding which is brought by such person against the Corporation or any of its direct or indirect wholly owned subsidiaries or the directors of the Corporation or any of its direct or indirect wholly owned subsidiaries, other than an action brought by such person to enforce his rights to indemnification hereunder, unless a majority of the Board of Directors of the Corporation shall have previously approved the bringing of such action, suit or proceeding, and provided further that the Corporation shall not be obligated to indemnify any such person against any action, suit or proceeding arising out of any adjudicated criminal, dishonest or fraudulent acts, errors or omissions of such person or any adjudicated willful, intentional or malicious acts, errors or omissions of such person.

          (b) The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was licensed to practice law and an employee (including an employee who is or was an officer) of the Corporation or any of its direct or indirect wholly owned subsidiaries and, while acting in the course of such employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the Corporation or pursuant to his employment (including, without limitation, rendering written or oral legal opinions to third parties) against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law; provided that the Corporation shall not be obligated to indemnify any such person against any action, suit or proceeding arising out of any adjudicated criminal, dishonest or fraudulent acts, errors or omissions of such person or any adjudicated willful, intentional or malicious acts, errors or omissions of such person.

          (c) The Corporation shall indemnify every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the Corporation, or any of its direct or indirect wholly owned subsidiaries or, while a director, officer, or employee of the Corporation or any of its direct or indirect wholly owned subsidiaries, is or was serving at the request of the Corporation or any of its direct or indirect wholly owned subsidiaries, as a director, officer, or employee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (d) To the extent that a director, officer, or employee of the Corporation, or any of its direct or indirect wholly owned subsidiaries, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a), (b) and (c) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

          (e) Any indemnification under subsections (a), (b) and (c) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a), (b) and (c) of this section. Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, (2) by a committee or such directors designated by majority vote of such directors even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. If a claim under this Section 16 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 16 or otherwise shall be on the Corporation.

          (f) Expenses (including attorneys’ fees) incurred by an present or former officer or director of the Corporation or any of its direct or indirect wholly owned subsidiaries in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 16. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the Corporation’s Certificate of Incorporation, the Certificate of Incorporation or Bylaws or other governing documents of any direct or indirect wholly owned subsidiary of the Corporation, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Section 16.

          (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 16 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IV

Officers

          Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Vice President, a Secretary, a Treasurer and a Controller. The Corporation may also have, at the discretion of the Board of Directors, a Chief Operating Officer, one or more additional Vice Presidents, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any two (2) or more offices may be held by the same person.

          Section 2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of any officer under any contract of employment.

          Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

          Section 4. Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, provided that such removal shall not prejudice the remedy of such officer for breach of any contract of employment.

          Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

          Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

          Section 6. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and of the stockholders, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

          Section 7. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers, other than the Chairman of the Board of the Corporation with all such powers as may be reasonably incident to such responsibilities. He shall perform all other duties normally incident to the office of Chief Executive Officer, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

          Section 8. President. The President shall be the Chief Operating Officer of the Corporation and shall, subject to the control of the Chief Executive Officer and the Board of Directors, have general supervision, direction and control of the business and the officers, other than the Chairman of the Board, of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer, the President shall preside at all meetings of the stockholders and the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Chief Executive Officer, the Board of Directors or the Bylaws.

          Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

          Section 9. Chief Operating Officer. The Chief Operating Officer of the Corporation shall have general management of the business unit operations of the Corporation, subject to the direction and control of the Chief Executive Officer and the Board of Directors. The Chief Operating Officer shall sign all papers and documents to which such officer’s signature may be necessary or appropriate in connection with the operations of the Corporation, make reports to the Board of Directors or the Chief Executive Officer and have such further powers and duties as may, from time to time, be prescribed by the Board of Directors or the Chief Executive Officer.

          Section 10. Vice Presidents. If there be more than one Vice President, the Board of Directors may designate one or more of them as Executive Vice President or Senior Vice President among the Vice Presidents and may also grant to such officers and other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the President, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws or the President.

          Section 11. Secretary. The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

          The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

          Section 12. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all times to inspection by any director.

          The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

          Section 13. Treasurer and Controller. The Treasurer and the Controller shall each have such powers and perform such duties as from time to time may be prescribed for him by the Board of Directors, the President or these Bylaws.

          Section 14. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

Certificate of Stock

          Section 1. Certificates. Shares of the stock of the Corporation may be represented by certificates or uncertificated. Owners of shares of the stock of the Corporation shall be recorded in the share register of the Corporation, and ownership of such shares shall be evidenced by a certificate or book-entry notation in the share register of the Corporation. Any certificates representing such shares shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or any Assistant Secretary, if one be appointed, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

          Section 2. Signature on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3. Statement of Stock Rights, Preferences, Privileges. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors, the Secretary and the Treasurer each may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to furnish the Corporation a bond in such form and substance and with such surety as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 5. Transfers of Stock. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or other evidence of such new shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Uncertificated shares shall be transferred in the share register of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.

          Section 6. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 7. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VI

General Provisions

          Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation.

          Section 2. Payment of Dividends. Before declaration of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may thereafter abolish any such reserve in its absolute discretion.

          Section 3. Checks. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed by such officer or officers as the Board of Directors or the President or any Vice President, acting jointly, may from time to time designate.

          Section 4. Corporate Contracts and Instruments. The Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer may enter into contracts and execute instruments on behalf of the Corporation. The Board of Directors, the President or any Vice President may authorize any officer or officers, and any employee or employees or agent or agents of the Corporation or any of its subsidiaries, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          Section 5. Fiscal Year. The fiscal year of the Corporation shall be January 1 through December 31, unless otherwise fixed by resolution of the Board of Directors.

          Section 6. Manner of Giving Notice. Whenever, under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director, at his address as it appears on the records of the Corporation (unless prior to mailing of such notice he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in the request) with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; provided, however, that, in the case of notice of a special meeting of the Board of Directors, if such meeting is to be held within seven calendar days after the date of such notice, notice shall be deemed given as of the date such notice shall be accepted for delivery by a courier service that provides “opening of business next day” delivery, so long as at least one attempt shall have been made, on or before the date such notice is accepted for delivery by such courier service, to provide notice by telephone to each director at his principal place of business and at his principal residence. Notice to directors may also be given by telegram, by personal delivery, by telephone, by facsimile or by other electronic transmission.

          Section 7. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

Amendments

          Section 1. Amendment by Directors. Except any amendment to this Article VII and to Article II, Section 5, Article II, Section 9, Article III, Section 1 (as it relates to changes in the number of directors), Article III, Section 2, the last sentence of Article III, Section 3 (as it relates to removal of directors), Article III, Section 4, Article III, Section 16 and Article VI, Section 6 of these Bylaws, or any of such provisions, which shall require approval by the affirmative vote of directors representing at least 75% of the number of directors provided for in accordance with Article III, Section 1, the directors, by the affirmative vote of a majority of the Whole Board and without the assent or vote of the stockholders, may at any meeting, make, repeal, alter, amend or rescind any of these Bylaws, provided the substance of the proposed amendment or other action shall have been stated in a notice of the meeting.

          Section 2. Amendment by Stockholders. These Bylaws may not be altered, amended or rescinded, and new Bylaws may not be adopted, by the stockholders of the Corporation except by the vote of the holders of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for such purpose as one class.